Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. CHIEF FINANCIAL OFFICER,

STEVEN SNYDER, ANNOUNCES PLAN TO STEP DOWN

WYOMISSING, PA. — July 28, 2020 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”) announced today that Steven T. Snyder will be stepping down as Senior Vice President and Chief Financial Officer effective August 31, 2020. The Company has retained Korn Ferry to lead a search for Mr. Snyder’s successor and will evaluate internal and external candidates for the position. Mr. Snyder has served in his current role, and previously as Interim Chief Financial Officer since May 2018.

Peter M. Carlino, Chief Executive Officer of Gaming and Leisure Properties, commented, “I have worked side by side with Steve for more than 20 years, first at Penn National and for the last seven years at Gaming and Leisure Properties. He was instrumental in building the foundation for what Penn National has become, played an important role in the creation of the gaming industry’s first REIT, and has helped guide Gaming and Leisure Properties in its growth, tenant expansion and diversification, and more recently through the challenges presented by COVID-19. On behalf of the Board of Directors, the entire GLPI team and our shareholders, we thank him for his many contributions to our long-term success and wish him the best in the future. We have a deep bench of REIT-experienced finance executives at GLPI which leaves us in a fantastic position to continue our growth. The Board and senior management’s search for a new Chief Financial Officer is focused on identifying a forward-thinking finance executive that can support GLPI’s further growth and the enhancement of shareholder value.”

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and was the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations for growth and diversification through future acquisitions. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI’s ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Brandon Moore, Senior Vice President, Secretary, General Counsel

investorinquiries@glpropinc.com

610/401-2900

Joseph Jaffoni, Richard Land, James Leahy

212/835-8500

glpi@jcir.com

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